UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2026, effective as of December 31, 2025, Inspire Veterinary Partners, Inc. (the “Company”) entered into a securities purchase agreement with Manetto Hill Fund Series I LLC, a Delaware limited liability company (“Manetto”) whereby the Company may issue up to an aggregate of $1,626,000 principal amount of convertible promissory notes in one or more closings, subject to the terms and conditions set forth therein.

On January 6, 2026, effective as of December 31, 2025, the Company issued to a secured convertible promissory note in the principal amount of $975,000 for a purchase price of $750,000 (the “Note”). The Note has an interest rate of 10% per annum and a maturity date of December 31, 2026.

Pursuant to the securities purchase agreement, in connection with the issuance of the Note, the Company agreed to issue up to 2,500,000 shares of common stock to Manetto (the “Commitment Shares”). The proceeds from the sale of the Note are for general working capital.

Any amount of principal or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) twenty percent (20%) per annum or (ii) the maximum amount allowed by law from the due date thereof until the same is paid (the “Default Interest”). Interest shall commence accruing on the issuance date and shall be computed on the basis of a 360-day year.

The Note is convertible, at Manetto’s option, into shares of the Company’s common stock at a variable conversion price equal to the lesser of (i) $0.06 per share or (ii) 80% of the lowest traded price of the Company’s common stock during the fifteen (15) consecutive trading days ending on the trading day immediately prior to the applicable conversion date, provided that the conversion price shall not be less than $0.01 per share.

The conversion price is subject to further downward adjustment in certain circumstances, including if the Company’s common stock becomes subject to a DTC “chill,” if the Company ceases to be a reporting company, or if the shares issuable upon conversion are not freely tradable within the time periods specified in the Note.

In addition, while any Note remains outstanding, if the Company issues or agrees to issue securities to any third party at a conversion or issuance price, or with a look-back period, that is more favorable than that applicable to the Note, Manetto has the right to adopt such more favorable pricing or look-back terms.

Subject to the terms of the Note and provided no Event of Default has occurred (as described in the Note), the Company may, with the prior written consent of Manetto, prepay a Note in full (but not in part) upon at least 21 trading days’ prior written notice. Any such prepayment must be made in cash at an amount equal to 120% of the outstanding principal plus all accrued and unpaid interest and any Default Interest. If the Company delivers a prepayment notice and fails to make payment within two business days after the stated prepayment date, the Company permanently forfeits its right to prepay the Note.

While the Note is outstanding, the Company may not sell, lease or otherwise dispose of any material assets outside the ordinary course of business without Manetto’s prior written consent, and any approved disposition must apply proceeds toward repayment of the Note.

The Company is prohibited from entering into any Section 3(a)(10) transaction while the Notes are outstanding. If the Company does so, a liquidated damages charge equal to 25% of the outstanding principal balance of the Notes (but not less than $15,000) will become immediately due and payable, at the holder’s election, in cash or added to the Note balance.

The Company has agreed that the Note will be secured by a first-priority perfected security interest in certain designated veterinary clinics.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of (i) shares of common stock issuable upon conversion of the Note, and (ii) the Commitment Shares issued in connection with the Note.

The Company has agreed to file the registration statement within 30 days of the date of execution and to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 90 days thereafter, and to maintain the effectiveness of the registration statement and the related prospectus in compliance with applicable securities laws. The Company has also agreed to respond to any SEC comments within five business days.

The foregoing descriptions of the securities purchase agreement and Note do not purport to be complete and are qualified in their entirety by reference to the full text of the securities purchase agreement and Note, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The sale and issuance to Manetto of the Note, and the shares of common stock issuable upon conversion of the Note described in this this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being sold and issued by the Company to the Investor in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Company expects to use the proceeds of the sale of the Notes for general working capital purposes and acquisitions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, Timothy Watters submitted his resignation, effective immediately, from his position as a member of the board of directors of the Company. Mr. Watters’ resignation does not arise from any disagreement with the Company, on any matter relating to its operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Promissory Note, December 31, 2025 issued by Inspire Veterinary Partners, Inc.
10.2	Securities Purchase Agreement, dated December 31, 2025, by and between Inspire Veterinary Partners, Inc. and Manetto Hill Fund Series I, LLC
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

4